Exhibit 23(a)







                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------

We consent to the incorporation by reference in Registration Statement No. 333-44769 of Nobility Homes, Inc. on Form S-8 of our report, dated December 17, 2003, appearing in this Annual Report on Form 10-K of Nobility Homes, Inc. for the year ended November 1, 2003.


/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida
January 30, 2004